Exhibit 99.1

CalAmp Reports Fiscal 2019 Second Quarter Financial Results

Record quarterly revenue of $96 million, up 7% year-over-year

Gross margin of 41.5%, up from 40.1% in the prior quarter

Q2 Software and Subscription Services revenue of $18.9 million, up 21% year-over-year

IRVINE, CA, September 27, 2018 -- CalAmp (Nasdaq: CAMP), a technology solutions pioneer leading transformation in a global connected economy, today reported its financial results for its fiscal 2019 second quarter ended August 31, 2018.

“We experienced accelerating growth in our Software & Subscription Services (SaaS) business, while delivering record consolidated revenue, gross margin expansion and earnings at the upper end of our guidance range. We had stronger than expected growth in Network and OEM products revenue, driven by solid demand from our heavy equipment OEM customers,” said Michael Burdiek, President and Chief Executive Officer. “Our pipeline for SaaS solutions is robust and we are energized by the range of strategic opportunities to expand SaaS offerings to existing customers as well as to deliver newer over the top services to our telematics device installed base.”

Q2 2019 Financial & Business Highlights

•	Consolidated revenue reached a new quarterly record of $96 million, up 7% year-over-year.
•	Gross margin was 41.5%, up from 40.1% in the prior quarter.
•	GAAP net loss of $0.9 million or a loss of $0.02 per diluted share due to a $2.0 million charge for the early retirement of debt.
•	Adjusted basis net income of $11.0 million or $0.31 per diluted share.
•	Telematics Systems revenue for the second quarter was $77.1 million driven by strong growth in Network and OEM products revenue, which was up 37% year-over-year.
•

Software & Subscription Services revenue for the second quarter was $18.9 million or 20% of consolidated revenue. Revenue growth was driven by freight transport subscriber additions and our LoJack Italia business.

•	Operating cash flow of $5.9 million, with Adjusted EBITDA of $13.7 million and Adjusted EBITDA margin of 14%.
•

We executed arrangements with large U.S. dealership groups including Salinas Valley Ford to leverage the LoJack brand and deliver telematics technology solutions to empower dealerships in delivering advanced connected car services and driver safety features to customers.

•

We announced a partnership with Premier Wireless Solutions (PWS) to provide telematics and IoT technologies coupled with data analysis to support a scooter-based, vehicle-sharing service that provides on-demand access to environmental friendly transportation alternatives in urban areas across the U.S.

•

We partnered with Hello Tractor and Aeris to equip John Deere tractors with intelligent telematics and wireless connectivity to create an “Uber for tractors” to support small farmers requiring access to tractor and other rental equipment to spur economic growth in Nigeria and other developing regions.

•

We completed a $230 million convertible debt issuance with a portion of the proceeds or approximately $54 million used to repurchase outstanding convertible notes due in May 2020 and another $15 million used to repurchase outstanding common stock.

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

Summary Financial Information:
(In thousands except per share amounts)

	Three Months Ended
	August 31,
Description	2018	2017

Revenues:
Telematics Systems	$77,100	$74,070
Software & Subscription Services	18,937	15,697
	$96,037	$89,767

Gross profit	$39,821	$36,838
Gross margin	41.5%	41.0%

Net income (loss)	$(854)	$12,232
Net income (loss) per diluted share	$(0.02)	$0.34

Non-GAAP measures:
Adjusted basis net income	$10,976	$9,575
Adjusted basis net income per diluted share	$0.31	$0.27
Adjusted EBITDA	$13,689	$12,301
Adjusted EBITDA margin	14.3%	13.7%

	As of August 31,	As of February 28,
Description	2018	2018

Cash and marketable securities	$304,998	$156,003
Working capital	325,648	180,356
Deferred revenue	46,486	34,520
Convertible senior unsecured notes (carrying value)	268,980	154,299

Fiscal 2019 Third Quarter Business Outlook
(In thousands except per share amounts)

	Range
Description	Low	High

GAAP financial information:
Revenues	$94,000	$99,000
Net income per diluted share	$0.07	$0.13

Non-GAAP financial information:
Adjusted EBITDA	$12,000	$16,000
Adjusted basis net income per diluted share	$0.29	$0.35

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

Effective March 1, 2018, we adopted the new revenue recognition standard entitled Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). The Fiscal 2019 Third Quarter Business Outlook reflects the effects of adopting this new accounting standard.  In the third quarter and fiscal year 2019, we do not expect ASC 606 to have a material impact on our revenue.

The third quarter GAAP-basis net income outlook above includes the expected gain of approximately $2.5 million related to the legal settlement with a former LoJack supplier.  This expected fiscal 2019 third quarter non-operating gain is excluded from the Non-GAAP Adjusted EBITDA and Adjusted basis net income per diluted share guidance range above.

Conference Call and Webcast

We are hosting a conference call for analysts and investors to discuss our fiscal 2019 second quarter results and outlook for our third quarter at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call.  The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID# 3966157. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID# 3966157. The audio replay will be available through October 11, 2018.

About CalAmp

CalAmp (Nasdaq: CAMP) is a technology solutions pioneer leading transformation in a global connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge.  Our software applications, scalable cloud services, and intelligent devices collect and assess business-critical data from mobile assets, cargo, companies, cities and people. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety.  CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. LoJack is a wholly owned subsidiary of CalAmp. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook” and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; competitive pressures; pricing declines; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margins; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product, warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; and other events and trends on a national, regional and global scale, including those of a political, economic,

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

business, competitive, and regulatory nature. Other risks and uncertainties are detailed in our periodic public filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to, our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, filed with the SEC on May 10, 2018 and our Quarterly Report on Form 10-Q for the quarter ended May 31, 2018 filed with the SEC on June 28, 2018. You may obtain these filings at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted Basis net income, Adjusted Basis net income per diluted share, Adjusted EBITDA (Earnings Before Interest Income, Interest Expense, Income Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement, restructuring charges and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest from amortization of debt discount, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement, restructuring charges and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release.  We use these non-GAAP financial measures to enhance the investor’s overall understanding of the financial performance and future prospects of our core business activities. Management does not believe that these items are reflective of our underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking our performance against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate our results of ongoing operations and enable more meaningful period-to-period comparisons. The reconciling adjustments in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

AT CALAMP:	AT NMN ADVISORS:
Kurtis Binder	Nicole Noutsios
EVP & CFO	(510) 315-1003
ir@calamp.com	calamp@nmnadvisors.com

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 31		August 31
	2018	2017	2018	2017

Revenues	$96,037	$89,767	$190,925	$177,848
Cost of revenues	56,216	52,929	113,013	103,567
Gross profit	39,821	36,838	77,912	74,281

Operating expenses:
Research and development	7,599	6,725	14,200	12,557
Selling and marketing	12,523	12,515	25,020	25,186
General and administrative	11,991	10,756	25,427	27,166
Restructuring	566	-	3,949	-
Intangible asset amortization	2,893	3,710	5,641	7,568
	35,572	33,706	74,237	72,477

Operating income	4,249	3,132	3,675	1,804

Non-operating income (expense):
Investment income	1,007	396	1,860	729
Interest expense	(3,767)	(2,567)	(6,432)	(5,085)
Gain on legal settlement	-	15,032	13,333	15,032
Loss on extinguishment of debt	(2,033)	-	(2,033)	-
Other income (expense)	(277)	314	(503)	431
	(5,070)	13,175	6,225	11,107

Income (loss) before income taxes
and equity in net loss of affiliate	(821)	16,307	9,900	12,911
Income tax benefit (provision)	497	(3,699)	(1,274)	(2,619)
Income (loss) before equity in net
loss of affiliate	(324)	12,608	8,626	10,292
Equity in net loss of affiliate	(530)	(376)	(969)	(713)

Net income (loss)	$(854)	$12,232	$7,657	$9,579

Earnings (loss) per share:
Basic	$(0.02)	$0.35	$0.22	$0.27
Diluted	$(0.02)	$0.34	$0.21	$0.27

Shares used in computing earnings
(loss) per share:
Basic	34,850	35,204	35,141	35,136
Diluted	34,850	36,021	36,073	35,973

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	August 31, 2018	February 28, 2018
Assets

Current assets:
Cash and cash equivalents	$273,972	$132,603
Short-term marketable securities	31,026	23,400
Accounts receivable, net	70,981	71,580
Inventories	31,194	36,302
Prepaid expenses and other current assets	14,482	12,000
Total current assets	421,655	275,885

Property and equipment, net	22,405	21,262
Deferred income tax assets	21,421	31,581
Goodwill	73,284	72,980
Other intangible assets, net	46,385	52,456
Other assets	25,773	18,829
	$610,923	$472,993

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$36,159	$35,478
Accrued payroll and employee benefits	7,544	10,606
Deferred revenue	20,683	17,757
Other current liabilities	31,621	31,688
Total current liabilities	96,007	95,529

Convertible senior unsecured notes, net	268,980	154,299
Other non-current liabilities	36,200	24,249

Stockholders' equity:

Common stock	348	357
Additional paid-in capital	222,981	218,217
Accumulated deficit	(12,963)	(19,459)
Accumulated other comprehensive loss	(630)	(199)
Total stockholders' equity	209,736	198,916
	$610,923	$472,993

- more -

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Six Months Ended
	August 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,657	$9,579
Depreciation expense	4,341	3,983
Intangible assets amortization expense	5,641	7,568
Stock-based compensation expense	5,147	4,044
Amortization of convertible debt issue costs and discount	4,537	3,679
Loss on extinguishment of debt	2,033	-
Impairment loss on cost method investment	326	-
Tax benefits on vested and exercised equity awards	525	241
Deferred tax assets, net	(211)	669
Unrealized foreign currency transaction losses (gains)	187	(385)
Equity in net loss of affiliate	969	713
Other	(72)	55
Changes in operating assets and liabilities	5,753	5,863
NET CASH PROVIDED BY OPERATING ACTIVITIES	36,833	36,009

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	32,792	7,268
Purchases of marketable securities	(40,312)	(4,548)
Capital expenditures	(5,770)	(3,713)
Advances to equity method investee	(1,063)	(650)
Other	(78)	(135)
NET CASH USED IN INVESTING ACTIVITIES	(14,431)	(1,778)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 2025 Convertible Notes	230,000	-
Payment of debt issuance costs of 2025 Convertible Notes	(7,305)	-
Purchase of capped call on 2025 Convertible Notes	(21,160)	-
Repurchase of 2020 Convertible Notes	(53,683)	-
Proceeds from unwind of note hedges and warrants on 2020 Convertible Notes	3,122	-
Taxes paid related to net share settlement of vested equity awards	(3,347)	(2,335)
Proceeds from exercise of stock options	101	128
Repurchases of common stock	(28,564)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	119,164	(2,207)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(197)	906
Net change in cash and cash equivalents	141,369	32,930
Cash and cash equivalents at beginning of period	132,603	93,706

Cash and cash equivalents at end of period	$273,972	$126,636

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Interest Income, Interest Expense, Income Taxes, Depreciation, Amortization and stock-based compensation, loss on extinguishment of debt, gain on legal settlement, restructuring charges and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of our core business operations between current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Six Months Ended
	August 31		August 31
	2018	2017	2018	2017
GAAP basis net income (loss)	$(854)	$12,232	$7,657	$9,579

Intangible assets amortization expense	2,893	3,710	5,641	7,568
Stock-based compensation expense	2,680	2,227	5,147	4,044
Non-cash interest expense from amortization of debt discount	2,355	1,653	4,067	3,263
GAAP basis income tax provision (benefit)	(497)	3,699	1,274	2,619
Equity in net loss of affiliate	530	376	969	713
Loss on extinguishment of debt	2,033	-	2,033	-
Realized gain on investment of equity securities	-	-	629	-
Gain on legal settlement	-	(15,032)	(13,333)	(15,032)
Litigation provision	459	411	887	6,486
Legal expense for LoJack battery performance issue	564	430	2,250	927
Restructuring	566	-	3,949	-
Impairment loss on equity investment	326	-	326	-
Other	121	169	366	355
Adjusted basis income before income taxes	11,176	9,875	21,862	20,522
Income tax provision (non-GAAP basis) (a)	(200)	(300)	(400)	(550)
Adjusted basis net income	$10,976	$9,575	$21,462	$19,972

Adjusted basis net income per diluted share	$0.31	$0.27	$0.59	$0.56

Weighted average common shares outstanding on diluted basis	35,718	36,021	36,073	35,973

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

CalAmp Reports Fiscal Year 2019 Second Quarter Financial Results

The reconciliation of GAAP-basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	August 31		August 31
	2018	2017	2018	2017

GAAP basis net income (loss)	$(854)	$12,232	$7,657	$9,579

Investment income	(1,007)	(396)	(1,860)	(729)
Interest expense	3,767	2,567	6,432	5,085
Income tax provision (benefit)	(497)	3,699	1,274	2,619
Depreciation	2,298	1,958	4,341	3,983
Amortization of intangible assets	2,893	3,710	5,641	7,568
Stock-based compensation	2,680	2,227	5,147	4,044
Equity in net loss of affiliate	530	376	969	713
Loss on extinguishment of debt	2,033	-	2,033	-
Legal expense for LoJack battery performance issue	564	430	2,250	927
Litigation provision	459	411	887	6,486
Gain on legal settlement	-	(15,032)	(13,333)	(15,032)
Restructuring	566	-	3,949	-
Other	257	119	479	239

Adjusted EBITDA	$13,689	$12,301	$25,866	$25,482

Revenue	$96,037	$89,767	$190,925	$177,848

Adjusted EBITDA margin	14.3%	13.7%	13.5%	14.3%